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EXHIBIT 23.1

Consent of Beard Miller Company LLP, Independent Registered Public Accounting Firm

Regarding:

Registration Statements, File No. 333-90348, No. 33-82420, No. 33-64294, and No. 333-117604

        We consent to the incorporation by reference in the above listed Registration Statements of our report dated March 10, 2005, with respect to the consolidated financial statements of Franklin Financial Services Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                      /s/ Beard Miller Company LLP

Harrisburg, Pennsylvania
March 10, 2005

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Consent of Beard Miller Company LLP, Independent Registered Public Accounting Firm